UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Sun-Times Media Group, Inc.
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On December 11, 2008, Sun-Times Media Group, Inc. issued the below press release.
Contact: Tammy Chase, Director of Corporate Communications, (312) 321-3230 or tchase@suntimes.com
Leading Proxy Advisory Firm Recommends Sun-Times Media Group Stockholders Reject Davidson Kempner’s Board Takeover
CHICAGO, December 11, 2008 — Sun-Times Media Group, Inc. (OTCBB:SUTM) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommends in a report to its institutional clients that the Sun-Times Media Group’s stockholders revoke all consents in favor of the proposals by Davidson Kempner Capital Management LLC to remove all but one member of the current Board of Directors and replace them with Davidson Kempner’s three nominees.
In its report, Glass Lewis stated “... Davidson Kempner’s consent solicitation fails to provide an operating plan for shareholders to consider.... We believe that shareholders should demand a detailed business strategy from any party seeking to take control of its board of directors.... Given the Dissident’s failure to present investors an alternative business strategy, we believe that shareholders should support the current directors and their turn-around strategy.”
To follow the recommendation of Glass Lewis, stockholders should not sign any white consent card sent to them by Davidson Kempner but should instead sign and return the BLUE Consent Revocation Card, which the Company will shortly be mailing to stockholders. Any stockholders who have previously signed and returned Davidson Kempner’s white consent card are urged to change their vote and revoke their consent by signing and returning the BLUE Consent Revocation Card upon receipt. Stockholders with questions or who need assistance may contact the Company’s soliciting agent, MacKenzie Partners, Inc., collect at (212) 929-5500 or toll-free at (800) 322-2885.
Permission to cite, and use quotations from, the Glass Lewis report was neither sought nor obtained.
     About Sun-Times Media Group
Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.
     Additional Information
On December 11, 2008, Sun-Times Media Group, Inc. began mailing to its stockholders a definitive Consent Revocation Statement and an accompanying BLUE Consent Revocation Card to be used to solicit revocations of written consents in connection with the Davidson Kempner Capital Management LLC solicitation of written consents from stockholders of the Company.  Stockholders are advised to read the definitive Consent Revocation Statement and other documents related to the solicitation because they contain important information, including information relating to the participants in the Company’s consent revocation solicitation.  Such definitive Consent Revocation Statement and any other relevant documents are available at no charge on the Securities and Exchange Commission’s website at http://www.sec.gov.
     Cautionary Statement on Forward-Looking Statements
     Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” “plan,“or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.